UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/26/2004

Kreisler Manufacturing Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-4036

DE	22-1044792
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

180 Van Riper Avenue
Elmwood Park, NJ 07407
(Address of Principal Executive Offices, Including Zip Code)

201-791-0700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 21, 2004, the Board of Directors of Kreisler Manufacturing Corporation elected Michael D. Stern and Ron Nussle, Jr. to the Company's Board of Directors. Mr. Stern is the Company's Co-President and Chief Executive Officer. Mr. Nussle joins the Board as a non-employee, independent director. Mr. Nussle was also appointed to the Company's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Mr. Stern and Mr. Nussle will stand for re-election to the Company's Board of Directors at the Company's next Annual Stockholders Meeting which will be held on December 14, 2004.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Kreisler Manufacturing Corporation

Date: October 26, 2004.	By:	/s/ Edward A. Stern
Edward A. Stern
Co-President, Chief Financial Officer, Secretary and Treasurer